April 4, 2003

ChampionLyte Products, Inc.
2999 Northeast 191st Street, Penthouse Two
Aventura, Florida, 33180

Re: lssuance & Exchange Agreement

To Whom it may concern:

This letter shall memorialize our oral understandings regarding the issuance and subsequent registration of shares by ChampionLyte Products, Inc. (the "Company") to and on behalf of ChampionLyte Asset Acquisition Corp. ("CLAA").

WHEREAS the Company engaged a number of corporate communication firms (the "Firms") to disseminate the Company's news and information to potential investors and;

WHEREAS  the   compensation  to  these  Firms  require  the  Company  to  tender unrestricted shares of common stock and;

WHEREAS thc Company does not have any capacity to issue unrestricted shares in the absence of an effective registration statement and;

WHEREAS CLAA and its investors own convertible preferred stock in the Company that converts into unrestricted shares of the Company's common stock and;

WHEREAS CLAA and its investors will agree to use its shares to fulfill the Company's obligations under the Agreements with the Firms and the Company shall exchange such shares for newly issued shares of the Company's common stock subject to the terms and conditions contained herein;

THEREFORE the Company and CLAA have agreed as follows:

     1. CLAA will convert such preferred shares as necessary into 500,000 shares of unrestricted common stock of the Company for its Agreement with Liberty Consulting International, Inc., and Josh Ader.

     2. CLAA will convert such preferred shares as necessary into 600.000 shares o f unrestrictcd common stock of the Company for its Agreement with Momentum Traders Network, Inc., and Mark Malone.

     3. In consideration for this the Company agrees to issue to CLAA 1,30O,OOO shares of restricted common stock which the Company agrees shall be registered on an SB-2 Registration Statement to bc filed within 90 days of the date of this Agreement.

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This Letter  Agreement  constitutes  the entire  Agreement  between CLAA and the
Company and shall not be modified unless such modification occurs in writing and is acccptcd by both CLAA and the Company.

Agreed and Accepted this ____ day of April, 2003

By:

CHAMPIONLYTE PRODUCTS, INC


/s/ David Getty
--------------------------
Its:


CHAMPIONLYTE ASSET ACQUISITION CORP.

/s/ Raleit Presi
---------------------------
Its: Vice President